UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12
Northrop Grumman Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 8, 2024

Information Regarding Your Northrop Grumman Shares — Your Vote Is Important

To Northrop Grumman Employees:

The company’s 2024 annual meeting of shareholders will be held on Wednesday, May 15. Many of you hold Northrop Grumman shares through one of the company savings plans. This announcement is to encourage you to vote all of your shares if you have not done so already. Your vote is important, and your input is valued.

The voting deadline for participants in the Northrop Grumman Savings Plan or the Northrop Grumman Financial Security and Savings Program for the company’s 2024 annual meeting of shareholders is Sunday, May 12, at 11:59 p.m. Eastern Time.

To cast your vote, visit www.ProxyVote.com and follow the instructions. It is important to vote all of your Northrop Grumman shares held in the Northrop Grumman Savings Plan or the Northrop Grumman Financial Security and Savings Program.

The following are the proposals scheduled to be presented at the annual meeting and the voting recommendations of the company’s board of directors. Please refer to the company’s 2024 Proxy Statement at www.ProxyVote.com for a discussion of why the board recommends that you vote as follows:

Proposal	Board Recommendation
1. Election of Directors	For
2. Advisory Vote on Compensation of Named Executive Officers	For
3. Ratification of Appointment of Independent Auditor	For
4. Elimination of Personal Liability of Officers for Monetary Damages for Breach of Certain Fiduciary Duties as Permitted by Delaware Law	For
5. Approval of 2024 Long-Term Incentive Stock Plan	For
6. Shareholder Proposal to Annually Conduct an Evaluation and Issue a Report Describing the Alignment of the Company’s Political Activities With Its Human Rights Policy	Against
7. Shareholder Proposal to Provide for an Independent Board Chair	Against

Note that you may receive multiple communications (electronically and/or by mail) containing proxy materials and voting instructions for each type of account in which you hold shares of Northrop Grumman stock. Review each communication carefully as it is likely not a duplicate and be sure to vote all of your shares in each of your accounts.

On Thursday, April 4, you should have received an email notification from Broadridge with a subject line of “Vote Now! NORTHROP GRUMMAN CORPORATION Annual Meeting”, sent to your email address on record (either your personal or company address), containing instructions for viewing the proxy statement and annual report, and for voting your shares.

Northrop Grumman values your input as shareholders and we encourage you to vote your shares.

News Release
Contact:      Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com

Northrop Grumman to Webcast Annual Shareholders Meeting

FALLS CHURCH, Va. – May 8, 2024 – Northrop Grumman Corporation (NYSE: NOC) will conduct its annual shareholders meeting exclusively online via live webcast at virtualshareholdermeeting.com/NOC2024 on Wednesday, May 15 at 8 a.m. Eastern time. You may also access the live webcast by clicking the link on the company’s investor relations webpage and the audio replay will be available for two weeks following the meeting.
If you are a shareholder, you may participate, vote, ask questions and examine our meeting rules by visiting virtualshareholdermeeting.com/NOC2024 and using your 16-digit control number to log-in beginning at 7:45 a.m. Eastern time, 15 minutes before the meeting begins. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted on the webcast page. You may also check the company’s investor relations webpage for information about meeting rules or other information regarding the meeting.
Your vote matters. All shareholders are encouraged to vote promptly in advance of the meeting by using one of the methods described in the proxy materials for the annual shareholders meeting.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.
Note: Statements in this press release, and statements to be made on the webcast, including in any accompanying materials, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements. These forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this release or the date of the webcast, except as required by applicable law. Forward-looking statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. A discussion of these risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission.

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